UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 17, 2016

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2016, DuPont Fabros Technology, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., KeyBanc Capital Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 6,620,000 shares of its common stock, par value $0.01 per share (the “Shares”) at a price to the public of $37.75 per Share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 993,000 Shares, which option was exercised in full on March 18, 2016. The estimated net proceeds from this offering are approximately $275.4 million, after deducting the underwriting discount and other estimated offering costs. The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company intends to contribute the net proceeds of this offering to its Operating Partnership in exchange for Operating Partnership units. The Operating Partnership intends to use the net proceeds of this offering to fund the Company’s planned development activities, repay amounts outstanding under the Company’s unsecured line of credit under its unsecured credit facility and for general corporate purposes.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated March 17, 2016 by and between the Company and Goldman, Sachs & Co., KeyBanc Capital Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters listed on Schedule 1 thereto

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Shares

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

March 22, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 17, 2016 by and between the Company and Goldman, Sachs & Co., KeyBanc Capital Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters listed on Schedule 1 thereto.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Shares.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).